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                       [Cisco Systems, Inc. Letterhead]

October 27, 1998

To Our Shareholders,

Approval of Proposal No. 2 in Cisco's 1998 Proxy Statement, an amendment to the Company's 1996 Stock Incentive Plan which will extend the automatic share increase provisions of the plan currently scheduled to terminate in December 1998 for an additional three-year period through December 2001, is essential to Cisco's ongoing growth and financial success, benefiting all Cisco shareholders.

We urge you to vote in favor of Proposal No. 2, notwithstanding the result tabulated by the Institutional Shareholder Services' quantitative model.

1996 STOCK INCENTIVE PLAN: KEY TO CISCO'S LEADERSHIP POSITION
In fourteen years Cisco has transformed itself from a garage start-up to the worldwide internetworking leader and one of less than two dozen companies that has ever achieved a greater than $100 billion market capitalization. The use of stock options in hiring, retaining and motivating the most talented people within the available human resource pool has been critical to the Company's overall success in terms of stock performance, market share gains, revenue growth and profitability.

Our challenge in this employment market is to ensure that employees, our most significant asset, are appropriately recognized, rewarded, and encouraged to stay with the Company, help it grow, and, by doing so, continue to add shareholder value. The proposed amendment to our 1996 Stock Incentive Plan reflects our philosophy that stock incentives are a meaningful component of employee compensation, enabling Cisco to attract the best available candidates and retain our talented employee base.

The ISS recommendation to vote against the amendment to the 1996 Plan seriously jeapardizes our ability to meet this challenge.

APPROVAL OF THE 1996 STOCK INCENTIVE PLAN
Despite a negative recommendation from ISS, shareholders overwhelmingly approved the 1996 Stock Incentive Plan, with the original three-year automatic share increase feature, at the 1996 Annual Meeting of Shareholders, enabling the Company to attract and retain qualified employees.

Since the end of Cisco's FY1996,

o    Revenues and pro forma net income have grown over 40% annually.
o Pro forma profitability has been in the 22% range (as a percentage of net sales).



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o    We continue to be number one or number two in the majority of market segments in which we compete.
o Even as customer expectations continue to increase, Cisco worldwide customer satisfaction has risen from 4.01 to 4.15 (based on a 1-5 point scale as a result of a third-party survey.)
o Cisco returned to shareholders approximately a 185% increase in share price since the end of Cisco's FY1996, versus the S&P returning approximately 80%. (Please refer to the Comparison of Five-Year Cumulative Total Return in Cisco's Proxy Statement, page 21.)

1996 STOCK INCENTIVE PLAN: AN ENABLING INITIATIVE
Proposal No. 2 is an amendment which will extend the automatic share increase provisions of Cisco's 1996 Stock Incentive Plan, currently scheduled to terminate in December 1998, for an additional three-year period through December 2001.

We believe that the ISS recommendation against the extension to our 1996 Plan does not take the following into consideration:

Broad Based Plan: Cisco's plan is broad based and covers the vast majority of employees. In the past, only about one-quarter of the option grants have been made to vice presidents and above, while three-fourths have been granted to lower level employees. A broad based Cisco plan has proven instrumental in our successful "One Company, One Vision" business philosophy.

Available Market Opportunity: Cisco is currently targeting a new market opportunity, the integrated data/voice/video market, that industry analysts forecast as being about $150 billion by 2002, or roughly 3 times the size of Cisco's current market opportunity (Dataquest, Data Communications magazine). Hiring and retaining employees as well as acquiring companies will be critical to Cisco's ability to properly address this new target market.

Below Average Cash Compensation Paid to Executives: To ensure that the interests of senior executives at Cisco are in line with those of Cisco shareholders, the compensation of Cisco senior executives is more heavily weighted toward stock options rather than cash compensation. As the Compensation/Stock Option Committee report on pages 15-17 of the 1998 Proxy Statement indicates, Cisco CEO's cash compensation is currently set below the 25th percentile of the surveyed data of salaries paid to chief executive officers of the Peer Companies. The cash compensation for senior vice presidents is currently set at the 25th percentile. Vice presidents currently receive cash compensation set at the 25-50th percentile of the Peer Companies.

Vesting Period: Although plan administrators do have discretion as to vesting provisions for each grant, in almost all cases, vesting occurs over four years. We, therefore, feel it is unfair for ISS to treat all options as if they were vested today.



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Lower Turnover Rate: According to the 1998 Radford Benchmark Salary Survey, the
overall employee voluntary turnover rate in the Northern California Region is 19.2%. Cisco's voluntary turnover rate for FY98 was approximately 5.5%. Beyond working environment and culture, the Company believes stock options are a critical factor to maintaining stability within the Cisco employee base.

Acceptance Rate:  The Company acceptance rate for new hires was 91.5% for FY98.

Acquisition Record: A key ingredient to Cisco's technology development is our acquisition strategy. Since 1993, Cisco has done over 25 acquisitions. The Company has relied on the stock option plan to provide equity incentives to the employees of the acquired company, thereby improving our ability to retain the valuable engineering talent in these companies.

Three-Year Renewal Feature - Maintain Leadership: Extending the automatic share increase feature for an additional three years will help the Company make the necessary assurances to recruit and retain the leading talent in our industry. As the internetworking leader, our most talented employees frequently receive highly lucrative offers from start-ups and other competitors. Approval of the amendment to the 1996 Plan shows our employees that Cisco is committed to keeping and building the team necessary to meet the needs of our customers worldwide.

In summary, we urge you to support the Company and to vote in favor of Proposal No. 2. If we can provide any further information regarding this matter, please do not hesitate to call Mary Thurber, Director, Investor Relations, at 408-526-8893 or me at 408-526-8211.

Regards,

/s/ LARRY R. CARTER
---------------------
Larry R. Carter
Chief Financial Officer
Cisco Systems, Inc.

Cisco Systems, Inc. (NASDAQ:CSCO) is the worldwide leader in networking for the Internet. News and information are available at http://www.cisco.com.

                                       ###

This document may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors which could cause actual events or results to differ materially from those in the projections or other forward-looking statements are potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, risks associated with the Internet infrastructure and regulation, volatility of stock price, international operations, financial risk management and future growth subject to risks. Readers are referred to the Company's Annual Report to Shareholders and its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, for a discussion of these and other important risk factors concerning the Company and its operations.



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